Exhibit 99.1

Monotype Announces Intent to Acquire Olapic

Olapic’s Platform Enables Brands to Use Customer-Generated Images and Video

to Engage with Consumers

WOBURN, Mass., July 21, 2016 – Monotype (Nasdaq: TYPE), a leader in helping to empower expression and engagement through type, technology and expertise, today announced the intent to acquire Olapic for approximately $130 million. Olapic’s Earned Content Platform helps brands collect, curate, use and analyze user-generated content in the form of images and videos in their ecommerce experiences and across multiple marketing channels. This helps to create powerful branded experiences that drive consumer engagement and increase conversions.

The acquisition of Olapic is a foundational investment for Monotype to expand upon the company’s brand engagement strategy and extends the opportunity for Monotype to provide brands with solutions across two critical areas: marketing and design. Following the close of the acquisition, which is expected to occur in Q3 2016, Olapic will operate as a division of Monotype.

“Olapic will extend Monotype’s ability to help brands express their story and engage with customers in a richer, more impactful way,” said Scott Landers, President and CEO of Monotype. “Our value has always been predicated on type, technology and expertise, and Olapic strengthens us on all three fronts. Whether an ‘asset’ is type, branded emoji or chat, and now user-generated content, they all serve a similar purpose, which is to elevate a brand’s identity both online and offline. We also offer technology and expertise that maximizes the use and value of all of these assets to address customers’ most critical brand needs – whether defining brands or engaging with consumers in new, impactful ways. We believe that business success is ultimately the result of our people – and the combination of our organizations is truly powerful in terms of the value we can deliver.”

Pau Sabria, CEO and co-founder of Olapic, said, “We’re thrilled about this acquisition. By joining a company with such a deep history working with prominent brands, we believe that we’ll be able to accelerate our go-to-market process by fueling and investing in continued innovation of our Earned Content Platform. We’re excited about the collaboration and new opportunities that will come from integrating our solution into the Monotype portfolio and expanding the reach of both Monotype and Olapic offerings into the marketing and design teams at some of the world’s most popular brands.”

About Olapic and the UGC Market

User-generated content drives tremendous engagement and strong ROI for brands because it is created by real users, and therefore is perceived as more authentic and trustworthy. While many brands receive thousands of user-generated content posts each day, not all of those submissions are relevant and useful to their marketing efforts and often require several man hours to sort. Ensuring that the content is in line with brand guidelines, authorized for re-use by the content owner, and then deployed in the most effective way, remains a huge challenge for brands who are looking to establish a fluid process and get the most from this fast-growing market. Even if they are able to deploy the content as part of a campaign, brands often have little visibility into how the content is performing and how they can tie it into their existing marketing infrastructure.

Olapic’s Earned Content Platform combines proprietary algorithms and human intelligence to enable brands to help build trust and inspire action, at every touchpoint – while helping to identify, track and connect brands with their most influential ambassadors. Olapic’s technology platform collects, curates, extends and measures the performance of consumer and branded imagery to power marketing and ecommerce strategies across the stack, driving ROI, increasing average order value and impacting overall sales. Today, the company serves more than 400 brands across apparel, publishing, retail, consumer packaged goods, travel and leisure. Customers include companies like Calvin Klein, Hyatt, giggle, The North Face and L’Oreal.

Transaction Details

Monotype plans to acquire 100 percent of the equity securities of Olapic for a purchase price of approximately $130 million, pursuant to an agreement and plan of merger that contains customary representations, warranties and covenants. The closing is subject to the satisfaction of customary closing conditions, including regulatory approval, and is expected to close in Q3 2016. Monotype also plans to issue approximately $19 million worth of stock awards, which vest over time, to the founders and employees of Olapic.

Conference Call Details

Monotype will host a conference call and slide presentation for financial analysts and shareholders on July 21, 2016, at 8:30 a.m. EDT to discuss the company’s agreement to acquire Olapic. Individuals who are interested in listening to the audio webcast should log on to the “Investors” portion of the “Company” section of Monotype’s website at www.monotype.com or http://event.on24.com/wcc/r/1224893/32F71B608DD78315C2864D5001B1A500. The live call can also be accessed by dialing 1-877-201-0168 (domestic) or 1-647-788-4901 (international) using passcode 49553870. If individuals are unable to listen to the live call, the audio webcast and slides will be archived in the Investor Relations portion of the company’s website.

Forward-looking statements

This press release may contain forward-looking statements, including those related to Monotype’s expected expansion in brand engagement strategy, marketing and design, the growth of Olapic’s Earned Content Platform and the expected financial impact of the acquisition that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, risks associated with the company’s ability to integrate the acquisition, including the expansion of products and services offered through the acquired company and risks that the parties will not be able to consummate the proposed acquisition. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2015 and subsequent filings, including filing on Form 10-Q and 8-K. The financial information set forth in this press release reflects estimates based on information available at this time. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Olapic

Olapic is the leading visual marketing platform for the curation, activation, and analysis of Earned Content. Olapic works with hundreds of global brands to amplify marketing and e-commerce channels with images and videos from real people, creating more personalized and powerful brand experiences. Olapic’s proprietary technology curates consumer photos and videos from a range of social media sites, identifies content that is most influential in driving engagement and conversion, permissions the content at scale, and then activates it across digital and offline channels, providing analytics on revenue, performance, and engagement. An official Facebook Marketing Partner, Instagram Partner, and Pinterest Marketing Developer Partner, Olapic is headquartered in New York City with offices in California, Cordoba, Argentina, The United Kingdom, France, and Germany. For more information on Olapic, visit www.olapic.com.

About Monotype

Monotype is a leader in empowering expression and engagement through a combination of type, technology and expertise. Headquartered in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

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Contact:

Monotype

Amy Aylward

amy.aylward@monotype.com

781-970-6070